CONSENT OF ERNST & YOUNG LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the references made to our firm under the captions “General Information” and “Financial Highlights” in each Prospectus and “Counsel and Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, included in Post-Effective Amendment No. 73 to the Registration Statement (Form N-1A, No. 333-57793) of the SPDR Series Trust.
We also consent to the incorporation by reference into the Statement of Additional Information of our reports, dated August 25, 2011, with respect to the financial statements and financial highlights of SPDR Dow Jones Total Market ETF, SPDR Dow Jones Large Cap ETF, SPDR S&P 500 Growth ETF (formerly, SPDR Dow Jones Large Cap Growth ETF), SPDR S&P 500 Value ETF (formerly, SPDR Dow Jones Large Cap Value ETF), SPDR Dow Jones Mid Cap ETF, SPDR S&P 400 Growth ETF (formerly, SPDR Dow Jones Mid Cap Growth ETF), SPDR S&P 400 Value ETF (formerly, SPDR Dow Jones Mid Cap Value ETF), SPDR S&P 600 Small Cap ETF (formerly, SPDR Dow Jones Small Cap ETF), SPDR S&P 600 Small Cap Growth ETF (formerly, SPDR Dow Jones Small Cap Growth ETF), SPDR S&P 600 Small Cap Value ETF (formerly, SPDR Dow Jones Small Cap Value ETF), SPDR Global Dow ETF (formerly, SPDR DJ Global Titans ETF), SPDR Dow Jones REIT ETF, SPDR KBW Bank ETF, SPDR KBW Capital Markets ETF, SPDR KBW Insurance ETF, SPDR Morgan Stanley Technology ETF, SPDR S&P Dividend ETF, SPDR S&P Biotech ETF, SPDR S&P Homebuilders ETF, SPDR S&P Metals & Mining ETF, SPDR S&P Oil & Gas Equipment & Services ETF, SPDR S&P Oil & Gas Exploration & Production ETF, SPDR S&P Pharmaceuticals ETF, SPDR S&P Retail ETF, SPDR S&P Semiconductor ETF, SPDR KBW Regional Banking ETF, SPDR KBW Mortgage Finance ETF, SPDR Wells Fargo Preferred Stock ETF, SPDR S&P Health Care Equipment ETF, SPDR S&P Telecom ETF, SPDR S&P Transportation ETF, SPDR Barclays Capital 1-3 Month T-Bill ETF, SPDR Barclays Capital TIPS ETF, SPDR Barclays Capital Intermediate Term Treasury ETF, SPDR Barclays Capital Long Term Treasury ETF, SPDR Barclays Capital Aggregate Bond ETF, SPDR Nuveen Barclays Capital Municipal Bond ETF, SPDR Nuveen Barclays Capital California Municipal Bond ETF, SPDR Nuveen Barclays Capital New York Municipal Bond ETF, SPDR Nuveen Barclays Capital Short Term Municipal Bond ETF, SPDR DB International Government Inflation- Protected Bond ETF, SPDR Barclays Capital International Treasury Bond ETF, SPDR Barclays Capital High Yield Bond ETF, SPDR Barclays Capital Short Term International Treasury Bond ETF, SPDR Barclays Capital Intermediate Term Corporate Bond ETF (formerly, SPDR Barclays Capital Intermediate Term Credit Bond ETF), SPDR Barclays Capital Long Term Corporate Bond ETF (formerly, SPDR Barclays Capital Long Term Credit Bond ETF), SPDR Barclays Capital Convertible Securities ETF, SPDR Barclays Capital Mortgage Backed Bond ETF, SPDR Nuveen S&P VRDO Municipal Bond ETF, SPDR Barclays Capital Short Term Corporate Bond ETF, SPDR Nuveen Barclays Capital Build America Bond ETF, SPDR Barclays Capital International Corporate Bond ETF, SPDR Barclays Capital Emerging Markets Local Bond ETF, SPDR Barclays Capital Issuer Scored Corporate Bond ETF, and SPDR Nuveen S&P High Yield Municipal Bond ETF (fifty-five of the portfolios comprising SPDR® Series Trust), included in the June 30, 2011 annual report of the SPDR Series Trust.
/s/ Ernst & Young LLP
Boston, Massachusetts
October 26, 2011